                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 1, 2002, except as to the Amendment described in Note 9, which is as of April 23, 2002, relating to the financial statements and financial statement schedule of Converse, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                                      PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 12, 2002